UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 26, 2011

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

MetroPCS Communications, Inc., a Delaware corporation (the “Company”), held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) on May 26, 2011, after notice was duly given and at which a quorum of the Company’s stockholders was represented by proxy or in person. At the Annual Meeting the following four proposals were presented:

(1) The election of Class I directors to serve until the Company’s 2014 Annual Meeting of Stockholders;

(2) The approval of a non-binding, advisory resolution regarding executive compensation (“Non-Binding Resolution on Executive Compensation”);

(3) The approval of a non-binding, advisory resolution regarding the frequency of the non-binding, advisory vote on executive compensation (“Non-Binding Resolution on Frequency of Vote on Executive Compensation”); and

(4) The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2011.

Proposal 1 – Election of Directors

The following directors were elected at the Annual Meeting to serve as Class I directors for a three-year term, or until their successors are elected and qualified, unless the director earlier resigns, passes away or otherwise no longer serves as a director:

Director Nominee	For	Authority Withheld	Broker Non-Votes
Roger D. Linquist	289,373,531	18,869,855	22,468,401
Arthur C. Patterson	291,242,890	17,000,496	22,468,401

Proposal 2 – Non-Binding Resolution on Executive Compensation

The stockholders of the Company approved the Non-Binding Resolution on Executive Compensation as follows:

For	Against	Abstained	Broker Non-Votes
291,631,200	3,687,444	12,924,742	22,468,401

Proposal 3 – Non-Binding Resolution on Frequency of Vote on Executive Compensation

The stockholders of the Company approved a three-year vote on the Non-Binding Resolution on Frequency of Vote on Executive Compensation as follows:

1-Year	2-Year	3-Year	Abstained	Broker Non-Votes
138,813,201	3,885,981	152,090,178	12,960,285	22,962,142

Proposal 4 – Ratification of the appointment of Deloitte & Touche LLP

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year 2011 as follows:

For	Against	Abstained
317,642,512	185,470	12,883,805

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: June 2, 2011	By:	/s/ J. Braxton Carter
J. Braxton Carter
Chief Financial Officer & Vice Chairman